Exhibit 99.1

News Release

NATIONAL COMMERCE CORPORATION ANNOUNCES PRICING

OF COMMON STOCK OFFERING

BIRMINGHAM, AL, June 7, 2017 (GLOBE NEWSWIRE) -- National Commerce Corporation (Nasdaq: NCOM) (the “Company”), the parent holding company of National Bank of Commerce (the “Bank”), announced today the pricing of an underwritten public offering of 960,000 shares of the Company’s common stock at a price to the public of $37.00 per share for gross proceeds of approximately $35.5 million. The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $33.6 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 144,000 shares of its common stock. Keefe, Bruyette & Woods, A Stifel Company, will serve as the sole book-running manager, with Raymond James & Associates, Inc. and Stephens Inc. serving as co-managers for the offering.

The Company expects to close the transaction, subject to customary conditions, on or about June 12, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-210687) filed with the U.S. Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus, copies of which may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, by calling toll-free (800) 966-1559. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov.

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Substantially all of the operations of National Commerce Corporation are conducted through the company’s wholly owned subsidiary, National Bank of Commerce. National Bank of Commerce currently operates seven full-service banking offices in Alabama, ten full-service banking offices in central and northeast Florida (including under the trade names United Legacy Bank and Reunion Bank of Florida) and two full-service banking offices in Atlanta, Georgia (including under the trade names Private Bank of Buckhead, Private Bank of Decatur and PrivatePlus Mortgage). National Bank of Commerce provides a broad array of financial services for commercial and consumer customers.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the SEC. Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which the Company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases and in oral and written statements made by the Company or with the Company’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements made by the Company in this press release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available through the website maintained by the SEC at www.sec.gov or by accessing information available at www.nationalbankofcommerce.com. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it or its anticipated results. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this press release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Contact Information

William E. Matthews, V

Vice Chairman and Chief Financial Officer

National Commerce Corporation

(205) 313-8100